Exhibit 99.1

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

200 Lake Street East, Wayzata, MN 55391-1693

TCF Announces 5% Stock Repurchase Program

Wayzata, MN, April 16, 2007 - TCF Financial Corporation (NYSE: TCB) (TCF) announced today that its board of directors has authorized a new program for the company to acquire up to five percent (5%) of TCF common stock, or approximately 6.5 million shares in addition to approximately 1.8 million shares remaining in its current stock repurchase program. The shares will be acquired from time to time, depending upon market conditions, through open market or privately negotiated transactions.

Since January 1998, TCF has repurchased 62.6 million shares of its common stock at a total cost of $1.2 billion for an average price per share of $18.77. TCF has approximately 129.3 million common shares outstanding.

TCF is a Wayzata, Minnesota-based national financial holding company with $14.7 billion in total assets. TCF has 443 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona. Other TCF affiliates provide leasing and equipment finance, and investments and insurance sales.

###